Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FIRST QUARTER EARNINGS OF $20.4 MILLION

OLNEY, MARYLAND, April 23, 2024 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $20.4 million ($0.45 per diluted common share) for the quarter ended March 31, 2024, compared to net income of $26.1 million ($0.58 per diluted common share) for the fourth quarter of 2023 and $51.3 million ($1.14 per diluted common share) for the first quarter of 2023.

Current quarter's core earnings were $21.9 million ($0.49 per diluted common share), compared to $27.1 million ($0.60 per diluted common share) for the quarter ended December 31, 2023 and $52.3 million ($1.16 per diluted common share) for the quarter ended March 31, 2023. Core earnings exclude the after-tax impact of amortization of intangibles, investment securities gains or losses and other non-recurring or extraordinary items. The current quarter's decline of net income and core earnings as compared to the linked quarter was driven by an increase to the provision for credit losses coupled with lower net interest income and higher non-interest expense, partially offset by higher non-interest income. The total provision for credit losses was $2.4 million for the first quarter of 2024 compared to a credit of $3.4 million for the previous quarter and a credit of $21.5 million for the first quarter of 2023.

“We continued to gain momentum this quarter in several critical areas, including growing core funding and maintaining a strong liquidity position. We also continued to uphold our credit quality through prudent risk management and our hands-on approach to working with our clients,” said Daniel J. Schrider, Chair, President & CEO of Sandy Spring Bank.

“As we move through the year, we remain focused on expanding client relationships through enhanced products, services and digital solutions and by delivering local and remarkable client service,” Schrider added.

First Quarter Highlights

•Total assets at March 31, 2024 decreased by 1% to $13.9 billion compared to $14.0 billion at December 31, 2023.

•Total loans remained level at $11.4 billion as of March 31, 2024 compared to December 31, 2023. During the current quarter, we reduced our concentration in the investor commercial real estate segment by $106.5 million, while the AD&C portfolio increased $101.3 million. Total commercial business loans and lines and mortgage and consumer loan portfolios remained relatively unchanged during this period.

•Deposits increased $230.7 million or 2% to $11.2 billion at March 31, 2024 compared to $11.0 billion at December 31, 2023, as interest-bearing deposits increased $326.9 million, while noninterest-bearing deposits declined $96.2 million. Strong growth in the interest-bearing deposit categories was mainly experienced within savings accounts, which grew by $303.9 million compared to the linked quarter. Interest checking and money market accounts increased $64.5 million and $51.6 million, respectively, while time deposits decreased $93.0 million. The decline within noninterest-bearing deposit categories was driven by lower balances in commercial and small business checking accounts.

•The ratio of non-performing loans to total loans was 0.74% at March 31, 2024 compared to 0.81% at December 31, 2023 and 0.41% at March 31, 2023. The current quarter's reduction in non-performing loans was related to full payoffs of several non-accrual loans in combination with the movement of one investment commercial real estate loan from a non-accrual category to the other real estate owned. Net charge-offs for the current quarter totaled $1.1 million.

•Total borrowings declined $353.4 million at March 31, 2024 compared to the previous quarter, due to the full payoff of $300.0 million in outstanding borrowings through the Federal Reserve Bank's Bank Term Funding Program and a $50.0 million reduction in FHLB advances.

•Net interest income for the first quarter of 2024 declined $2.4 million or 3% compared to the previous quarter and $18.0 million or 18% compared to the first quarter of 2023. Compared to the previous quarter, the $0.4 million growth in interest income for the current quarter was more than offset by the $2.7 million increase in interest expense.

•The net interest margin was 2.41% for the first quarter of 2024 compared to 2.45% for the fourth quarter of 2023 and 2.99% for the first quarter of 2023. Overall, the rate of net interest margin contraction slowed down during the current quarter and we experienced a margin increase during the last month of the current quarter. Compared to the linked quarter, the rate paid on interest-bearing liabilities rose 10 basis points, while the yield on interest-earning assets increased 9 basis points.

•Provision for credit losses directly attributable to the funded loan portfolio was $3.3 million for the current quarter compared to a credit of $2.6 million in the previous quarter and a credit of $18.9 million in the prior year quarter. The increase in the provision during the current quarter was attributable to the adjustments of risk factors applied to specific industries within the commercial real estate segment, partially offset by lower individual reserves, the result of several payoffs of non-accrual loans, and the reduced probability of an economic recession. In addition, during the current quarter, the reserve for unfunded commitments decreased by $0.9 million, a result of higher utilization rates on lines of credit.

•Non-interest income for the first quarter of 2024 increased by 11% or $1.8 million compared to the linked quarter and grew by 15% or $2.4 million compared to the prior year quarter. The quarter-over-quarter increase was mainly driven by higher wealth management income, due to a 3% increase in assets under management and the overall favorable market performance, along with higher income from mortgage banking activities and other income, generated by increased credit-related fees.

•Non-interest expense for the first quarter of 2024 increased $0.9 million or 1% compared to the fourth quarter of 2023 and $1.7 million or 3% compared to the prior year quarter. The quarterly increase in non-interest expense was primarily due to higher salaries and benefits as more employees were subject to employer-related payroll taxes during the current quarter as compared to the linked quarter, partially offset by lower professional fees and lower marketing expense.

•Return on average assets (“ROA”) for the quarter ended March 31, 2024 was 0.58% and return on average tangible common equity (“ROTCE”) was 7.39% compared to 0.73% and 9.26%, respectively, for the fourth quarter of 2023 and 1.49% and 19.10%, respectively, for the first quarter of 2023. On a non-GAAP basis, the current quarter's core ROA was 0.63% and core ROTCE was 7.39% compared to 0.76% and 9.26%, respectively, for the previous quarter and 1.52% and 19.11%, respectively, for the first quarter of 2023.

•The GAAP efficiency ratio was 69.60% for the first quarter of 2024, compared to 68.33% for the fourth quarter of 2023 and 58.55% for the first quarter of 2023. The non-GAAP efficiency ratio was 66.73% for the first quarter of 2024 compared to 66.16% for the fourth quarter of 2023 and 56.87% for the prior year quarter. The increase in non-GAAP efficiency ratio (reflecting a decrease in efficiency) in the current quarter compared to the previous quarter and the first quarter of the prior year was the result of declines in net revenue from the prior periods coupled with the growth in non-interest expense.

Balance Sheet and Credit Quality

Total assets were $13.9 billion at March 31, 2024, as compared to $14.0 billion at December 31, 2023. At March 31, 2024 total loans were stable at $11.4 billion compared to the previous quarter. Investment commercial real estate loans decreased $106.5 million or 2% quarter-over-quarter, while the AD&C portfolio grew $101.3 million or 10% during this period. Commercial business loans and total mortgage and consumer loan portfolios remained relatively unchanged. Overall, the loan portfolio mix remained consistent compared to the previous quarter.

Deposits increased $230.7 million or 2% to $11.2 billion at March 31, 2024 compared to $11.0 billion at December 31, 2023. During this period interest-bearing deposits increased $326.9 million or 4%, while noninterest-bearing deposits declined by $96.2 million or 3%. Growth within interest-bearing deposit categories was driven by savings accounts, which increased by $303.9 million or 24%. Interest checking accounts and money market accounts grew by $64.5 million or 4% and $51.6 million or 2% during the current quarter, respectively. These increases were partially offset by the $93.0 million or 3% reduction in time deposits, of which $49.8 million was related to a reduction in brokered time deposits. The decline in noninterest-bearing deposit category was primarily driven by decreases of $110.6 million or 9% and $35.9 million or 3% in commercial and small business checking accounts, respectively. Total deposits, excluding brokered deposits, increased by $286.6 million or 3% quarter-over-quarter and represented 93% of the total deposits as of March 31, 2024 compared to 92% at December 31, 2023, reflecting continued strength and stability of the core deposit base. The deposit growth experienced during the current quarter resulted in the loan to deposit ratio declining to 101% at March 31, 2024 from 103% at December 31, 2023. Total uninsured deposits at March 31, 2024 were approximately 33% of the total deposits.

Total borrowings declined by $353.4 million or 27% at March 31, 2024 as compared to the previous quarter, driven by a full payoff of $300.0 million of outstanding borrowings through the Federal Reserve Bank's Bank Term Funding Program facility. In addition, FHLB advances were reduced by $50.0 million during the current quarter. At March 31, 2024, contingent liquidity, which consists of available FHLB borrowings, fed funds, funds through the Federal Reserve Bank's discount window, as well as excess cash and unpledged investment securities, totaled $6.3 billion or 170% of uninsured deposits.

The tangible common equity ratio increased to 8.86% of tangible assets at March 31, 2024, compared to 8.77% at December 31, 2023. This increase reflected the impact of a $141.6 million reduction in tangible assets, while tangible common equity remained level during the current quarter.

At March 31, 2024, the Company had a total risk-based capital ratio of 15.05%, a common equity tier 1 risk-based capital ratio of 10.96%, a tier 1 risk-based capital ratio of 10.96%, and a tier 1 leverage ratio of 9.56%. All of these ratios remain well in excess of the mandated minimum regulatory requirements.

Non-performing loans include non-accrual loans and accruing loans 90 days or more past due. At March 31, 2024, non-performing loans totaled $84.4 million, compared to $91.8 million at December 31, 2023 and $47.2 million at March 31, 2023. Non-performing loans to total loans ratio was 0.74% compared to 0.81% on a linked quarter basis. These levels of non-performing loans compare to 0.41% at March 31, 2023. The current quarter's decrease in non-performing loans was mainly related to several full payoffs, charge-offs and the transfer of one commercial real estate loan into other real estate owned. The majority of the non-accrual loans fully paid off during the current quarter were previously adequately reserved for, which provided a benefit to the current quarter's provision expense as the respective individual reserves were released upon the full payoff. Additionally, during the current quarter, we foreclosed on and transferred one investment commercial real estate property out of non-accrual loan category into the other real estate owned. Total net charge-offs for the current quarter amounted to $1.1 million compared to net recoveries of $0.1 million for the fourth quarter of 2023 and $0.3 million of net recoveries for the first quarter of 2023.

At March 31, 2024, the allowance for credit losses was $123.1 million or 1.08% of outstanding loans and 146% of non-performing loans, compared to $120.9 million or 1.06% of outstanding loans and 132% of non-performing loans at the end of the previous quarter and $117.6 million or 1.03% of outstanding loans and 249% of non-performing loans at the end of the first quarter of 2023. The increase in the allowance for the current quarter compared to the previous quarter mainly reflects updates to risk adjustments applied to specific industries within the commercial real estate segment, partially offset by lower individual reserves due to non-accrual loan payoffs and the reduced probability of an economic recession.

Income Statement Review

Quarterly Results

Net income was $20.4 million ($0.45 per diluted common share) for the three months ended March 31, 2024 compared to $26.1 million ($0.58 per diluted common share) for the three months ended December 31, 2023 and $51.3 million ($1.14 per diluted common share) for the prior year quarter. The current quarter's core earnings were $21.9 million ($0.49 per diluted common share), compared to $27.1 million ($0.60 per diluted common share) for the previous quarter and $52.3 million ($1.16 per diluted common share) for the quarter ended March 31, 2023. The declines in the current quarter's net income and core earnings compared to the previous quarter were driven primarily by a higher provision for credit losses coupled with the decline in net interest income.

Net interest income for the first quarter of 2024 decreased $2.4 million or 3% compared to the previous quarter and $18.0 million or 18% compared to the first quarter of 2023. Both linked quarter and year-over-year decreases in net interest income were driven by higher interest expense, a result of higher funding costs, which outpaced growth in interest income. The rising interest rate environment was primarily responsible for a $14.7 million year-over-year increase in interest income. This growth in interest income was more than offset by the $32.6 million year-over-year growth in interest expense as funding costs have also risen in response to the rising rate environment and significant competition for deposits. Interest income growth occurred in all categories of commercial loans and, to a lesser degree, in residential mortgage loans, and consumer loans.

The net interest margin was 2.41% for the first quarter of 2024 compared to 2.45% for the fourth quarter of 2023 and 2.99% for the first quarter of 2023. The contraction of the net interest margin slowed down during the current quarter as the rate paid on interest-bearing liabilities rose 10 basis points, while the yield on interest-earning assets increased 9 basis points. The rate and yield increases year-over-year were driven by the several federal funds rate increases that occurred over the preceding twelve months, competition for deposits in the market, and customer movement of excess funds out of noninterest-bearing accounts into higher yielding products. As compared to the prior year quarter, the yield on interest-earning assets increased 38 basis points while the rate paid on interest-bearing liabilities rose 115 basis points, resulting in net interest margin compression of 58 basis points. With respect to the current quarter, margin compression began to reverse itself as the net interest income and net interest margin increased during the last month of the current quarter.

The total provision for credit losses was $2.4 million for the first quarter of 2024 compared to a credit of $3.4 million for the previous quarter and a credit of $21.5 million for the first quarter of 2023. The provision for credit losses directly attributable to the funded loan portfolio was $3.3 million for the current quarter compared to a credit of $2.6 million for the fourth quarter of 2023 and the prior year quarter’s credit of $18.9 million. The current quarter's provision is mainly a reflection of adjustments applied to specific industries within the commercial real estate segment, partially offset by lower individual reserves due to full payoffs of several non-accrual loans along with the lower probability of an economic recession.

Non-interest income for the first quarter of 2024 increased by 11% or $1.8 million compared to the linked quarter and grew by 15% or $2.4 million compared to the prior year quarter. The current quarter's increase in non-interest income as compared to the previous quarter was mainly driven by the $0.7 million increase in wealth management income due to the $166.0 million or 3% growth in assets under management and the overall favorable market performance. Additionally, income from mortgage banking activities and other income, a result of increased credit-related fees, increased by $0.6 million and $0.5 million, respectively.

Non-interest expense for the first quarter of 2024 increased $0.9 million or 1% compared to the fourth quarter of 2023 and $1.7 million or 3% compared to the first quarter of 2023. Quarter-over-quarter increase is predominantly attributable to the $1.2 million increase in salaries and benefits, as more employees were subject to employer-related payroll taxes during the current quarter as compared to the previous quarter. This increase was partially offset by lower professional fees and lower marketing expense, which declined by $0.7 million and $0.5 million, respectively.

For the first quarter of 2024, the GAAP efficiency ratio was 69.60% compared to 68.33% for the fourth quarter of 2023 and 58.55% for the first quarter of 2023. The GAAP efficiency ratio rose from the prior year quarter primarily as a result of the 14% decrease in GAAP revenue in combination with the 3% increase in GAAP non-interest expense. The non-GAAP efficiency ratio was 66.73% for the current quarter as compared to 66.16% for the fourth quarter of 2023 and 56.87% for the first quarter of 2023. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the first quarter of the prior year to the current year quarter was primarily the result of the 13% decline in non-GAAP revenue, while non-GAAP expenses increased 1%.

ROA for the quarter ended March 31, 2024 was 0.58% and ROTCE was 7.39% compared to 0.73% and 9.26%, respectively, for the fourth quarter of 2023 and 1.49% and 19.10%, respectively, for the first quarter of 2023. On a non-GAAP basis, the current quarter's core ROA was 0.63% and core ROTCE was 7.39% compared to 0.76% and 9.26% for the fourth quarter of 2023 and 1.52% and 19.11%, respectively, for the first quarter of 2023.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, investment securities gains/(losses), contingent payment expense, and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of amortization of intangible assets, investment securities gains/(losses) and other non-recurring or extraordinary items, on a net of tax basis.
•Pre-tax pre-provision net income excludes income tax expense and the provision (credit) for credit losses.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-833-470-1428. Please use the following access code: 186461. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until May 7, 2024. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 131243.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, Chair, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com

Website: www.sandyspringbank.com
Media Contact:
Jen Schell, Senior Vice President
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended March 31,		% Change
(Dollars in thousands, except per share data)	2024	2023
Results of operations:
Net interest income	$79,343	$97,302	(18)%
Provision/ (credit) for credit losses	2,388	(21,536)	N/M
Non-interest income	18,367	15,951	15
Non-interest expense	68,006	66,305	3
Income before income tax expense	27,316	68,484	(60)
Net income	20,372	51,253	(60)

Net income attributable to common shareholders	$20,346	$51,084	(60)
Pre-tax pre-provision net income (1)	$29,704	$46,948	(37)

Return on average assets	0.58%	1.49%
Return on average common equity	5.17%	13.93%
Return on average tangible common equity (1)	7.39%	19.10%
Net interest margin	2.41%	2.99%
Efficiency ratio - GAAP basis (2)	69.60%	58.55%
Efficiency ratio - Non-GAAP basis (2)	66.73%	56.87%

Per share data:
Basic net income per common share	$0.45	$1.14	(61)%
Diluted net income per common share	$0.45	$1.14	(60)
Weighted average diluted common shares	45,086,471	44,872,582	—
Dividends declared per share	$0.34	$0.34	—
Book value per common share	$35.37	$34.37	3
Tangible book value per common share (1)	$26.61	$25.83	3
Outstanding common shares	44,940,147	44,712,497	1

Financial condition at period-end:
Investment securities	$1,405,490	$1,528,336	(8)%
Loans	11,364,284	11,395,241	—
Assets	13,888,133	14,129,007	(2)
Deposits	11,227,200	11,075,991	1
Stockholders' equity	1,589,364	1,536,865	3

Capital ratios:
Tier 1 leverage (3)	9.56%	9.44%
Common equity tier 1 capital to risk-weighted assets (3)	10.96%	10.53%
Tier 1 capital to risk-weighted assets (3)	10.96%	10.53%
Total regulatory capital to risk-weighted assets (3)	15.05%	14.43%
Tangible common equity to tangible assets (4)	8.86%	8.40%
Average equity to average assets	11.27%	10.70%

Credit quality ratios:
Allowance for credit losses to loans	1.08%	1.03%
Non-performing loans to total loans	0.74%	0.41%
Non-performing assets to total assets	0.63%	0.34%
Allowance for credit losses to non-performing loans	145.78%	248.93%
Annualized net charge-offs/ (recoveries) to average loans (5)	0.04%	(0.01)%

N/M - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, and contingent payment expense from non-interest expense; and investment securities gains/ (losses) from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at March 31, 2024.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding goodwill and other intangible assets into stockholders' equity after deducting goodwill and other intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended March 31,
(Dollars in thousands)	2024	2023
Core earnings (non-GAAP):
Net income (GAAP)	$20,372	$51,253
Plus/ (less) non-GAAP adjustments (net of tax)(1):
Amortization of intangible assets	1,544	973
Investment securities gains/ losses	—	—
Contingent payment expense	—	27
Core earnings (Non-GAAP)	$21,916	$52,253

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	45,086,471	44,872,582

Earnings per diluted common share (GAAP)	$0.45	$1.14
Core earnings per diluted common share (non-GAAP)	$0.49	$1.16

Core return on average assets (non-GAAP):
Average assets (GAAP)	$14,061,935	$13,949,276

Return on average assets (GAAP)	0.58%	1.49%
Core return on average assets (non-GAAP)	0.63%	1.52%

Return/ Core return on average tangible common equity (non-GAAP):
Net Income (GAAP)	$20,372	$51,253
Plus: Amortization of intangible assets (net of tax)	1,544	973
Net income before amortization of intangible assets	$21,916	$52,226

Average total stockholders' equity (GAAP)	$1,584,902	$1,491,929
Average goodwill	(363,436)	(363,436)
Average other intangible assets, net	(29,260)	(19,380)
Average tangible common equity (non-GAAP)	$1,192,206	$1,109,113

Return on average tangible common equity (non-GAAP)	7.39%	19.10%
Core return on average tangible common equity (non-GAAP)	7.39%	19.11%
(1) Tax adjustments have been determined using the combined marginal federal and state rate of 25.37% and 25.47% for 2024 and 2023, respectively.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended March 31,
(Dollars in thousands)	2024	2023
Pre-tax pre-provision net income:
Net income (GAAP)	$20,372	$51,253
Plus/ (less) non-GAAP adjustments:
Income tax expense	6,944	17,231
Provision/ (credit) for credit losses	2,388	(21,536)
Pre-tax pre-provision net income (non-GAAP)	$29,704	$46,948

Efficiency ratio (GAAP):
Non-interest expense	$68,006	$66,305

Net interest income plus non-interest income	$97,710	$113,253

Efficiency ratio (GAAP)	69.60%	58.55%

Efficiency ratio (Non-GAAP):
Non-interest expense	$68,006	$66,305
Less non-GAAP adjustments:
Amortization of intangible assets	2,069	1,306
Contingent payment expense	—	36
Non-interest expense - as adjusted	$65,937	$64,963

Net interest income plus non-interest income	$97,710	$113,253
Plus non-GAAP adjustment:
Tax-equivalent income	1,099	970
Less/ (plus) non-GAAP adjustment:
Investment securities gains/ (losses)	—	—
Net interest income plus non-interest income - as adjusted	$98,809	$114,223

Efficiency ratio (Non-GAAP)	66.73%	56.87%

Tangible common equity ratio:
Total stockholders' equity	$1,589,364	$1,536,865
Goodwill	(363,436)	(363,436)
Other intangible assets, net	(29,864)	(18,549)
Tangible common equity	$1,196,064	$1,154,880

Total assets	$13,888,133	$14,129,007
Goodwill	(363,436)	(363,436)
Other intangible assets, net	(29,864)	(18,549)
Tangible assets	$13,494,833	$13,747,022

Tangible common equity ratio	8.86%	8.40%

Outstanding common shares	44,940,147	44,712,497
Tangible book value per common share	$26.61	$25.83

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	March 31, 2024	December 31, 2023
Assets
Cash and due from banks	$79,305	$82,257
Federal funds sold	243	245
Interest-bearing deposits with banks	330,842	463,396
Cash and cash equivalents	410,390	545,898
Residential mortgage loans held for sale (at fair value)	16,627	10,836
Investments held-to-maturity (fair values of $192,798 and $200,411 at March 31, 2024 and December 31, 2023, respectively)	231,354	236,165
Investments available-for-sale (at fair value)	1,100,741	1,102,681
Other investments, at cost	73,395	75,607
Total loans	11,364,284	11,366,989
Less: allowance for credit losses - loans	(123,096)	(120,865)
Net loans	11,241,188	11,246,124
Premises and equipment, net	59,843	59,490
Other real estate owned	2,700	—
Accrued interest receivable	47,152	46,583
Goodwill	363,436	363,436
Other intangible assets, net	29,864	28,301
Other assets	311,443	313,051
Total assets	$13,888,133	$14,028,172

Liabilities
Noninterest-bearing deposits	$2,817,928	$2,914,161
Interest-bearing deposits	8,409,272	8,082,377
Total deposits	11,227,200	10,996,538
Securities sold under retail repurchase agreements	71,529	75,032
Federal funds purchased	—	—
Federal Reserve Bank borrowings	—	300,000
Advances from FHLB	500,000	550,000
Subordinated debt	370,952	370,803
Total borrowings	942,481	1,295,835
Accrued interest payable and other liabilities	129,088	147,657
Total liabilities	12,298,769	12,440,030

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 44,940,147 and 44,913,561 at March 31, 2024 and December 31, 2023, respectively.	44,940	44,914
Additional paid in capital	743,850	742,243
Retained earnings	903,377	898,316
Accumulated other comprehensive loss	(102,803)	(97,331)
Total stockholders' equity	1,589,364	1,588,142
Total liabilities and stockholders' equity	$13,888,133	$14,028,172

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2024	2023
Interest income:
Interest and fees on loans	$150,635	$139,727
Interest on loans held for sale	128	152
Interest on deposits with banks	6,786	2,686
Interest and dividend income on investment securities:
Taxable	6,663	7,008
Tax-advantaged	1,797	1,770
Interest on federal funds sold	5	4
Total interest income	166,014	151,347
Interest expense:
Interest on deposits	73,366	40,788
Interest on retail repurchase agreements and federal funds purchased	3,386	2,104
Interest on advances from FHLB	5,973	7,207
Interest on subordinated debt	3,946	3,946
Total interest expense	86,671	54,045
Net interest income	79,343	97,302
Provision/ (credit) for credit losses	2,388	(21,536)
Net interest income after provision/ (credit) for credit losses	76,955	118,838
Non-interest income:
Investment securities gains/ (losses)	—	—
Service charges on deposit accounts	2,817	2,388
Mortgage banking activities	1,374	1,245
Wealth management income	9,958	8,992
Income from bank owned life insurance	1,160	907
Bank card fees	413	418
Other income	2,645	2,001
Total non-interest income	18,367	15,951
Non-interest expense:
Salaries and employee benefits	36,698	38,926
Occupancy expense of premises	4,816	4,847
Equipment expenses	3,963	4,117
Marketing	742	1,543
Outside data services	3,103	2,514
FDIC insurance	2,911	2,138
Amortization of intangible assets	2,069	1,306
Professional fees and services	4,880	3,684
Other expenses	8,824	7,230
Total non-interest expense	68,006	66,305
Income before income tax expense	27,316	68,484
Income tax expense	6,944	17,231
Net income	$20,372	$51,253

Net income per share amounts:
Basic net income per common share	$0.45	$1.14
Diluted net income per common share	$0.45	$1.14
Dividends declared per share	$0.34	$0.34

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2024	2023
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$167,113	$166,729	$163,479	$159,156	$152,317
Interest expense	86,671	83,920	77,330	67,679	54,045
Tax-equivalent net interest income	80,442	82,809	86,149	91,477	98,272
Tax-equivalent adjustment	1,099	1,113	1,068	1,006	970
Provision/ (credit) for credit losses	2,388	(3,445)	2,365	5,055	(21,536)
Non-interest income	18,367	16,560	17,391	17,176	15,951
Non-interest expense	68,006	67,142	72,471	69,136	66,305
Income before income tax expense	27,316	34,559	27,636	33,456	68,484
Income tax expense	6,944	8,459	6,890	8,711	17,231
Net income	$20,372	$26,100	$20,746	$24,745	$51,253
GAAP financial performance:
Return on average assets	0.58%	0.73%	0.58%	0.70%	1.49%
Return on average common equity	5.17%	6.70%	5.35%	6.46%	13.93%
Return on average tangible common equity	7.39%	9.26%	7.42%	8.93%	19.10%
Net interest margin	2.41%	2.45%	2.55%	2.73%	2.99%
Efficiency ratio - GAAP basis	69.60%	68.33%	70.72%	64.22%	58.55%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$29,704	$31,114	$30,001	$38,511	$46,948
Core after-tax earnings	$21,916	$27,147	$27,766	$27,136	$52,253
Core return on average assets	0.63%	0.76%	0.78%	0.77%	1.52%
Core return on average common equity	5.56%	6.97%	7.16%	7.09%	14.20%
Core return on average tangible common equity	7.39%	9.26%	9.51%	9.43%	19.11%
Core earnings per diluted common share	$0.49	$0.60	$0.62	$0.60	$1.16
Efficiency ratio - Non-GAAP basis	66.73%	66.16%	60.91%	60.68%	56.87%
Per share data:
Net income attributable to common shareholders	$20,346	$26,066	$20,719	$24,712	$51,084
Basic net income per common share	$0.45	$0.58	$0.46	$0.55	$1.14
Diluted net income per common share	$0.45	$0.58	$0.46	$0.55	$1.14
Weighted average diluted common shares	45,086,471	45,009,574	44,960,455	44,888,759	44,872,582
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.34
Non-interest income:
Securities gains/ (losses)	$—	$—	$—	$—	$—
Service charges on deposit accounts	2,817	2,749	2,704	2,606	2,388
Mortgage banking activities	1,374	792	1,682	1,817	1,245
Wealth management income	9,958	9,219	9,391	9,031	8,992
Income from bank owned life insurance	1,160	1,207	845	1,251	907
Bank card fees	413	454	450	447	418
Other income	2,645	2,139	2,319	2,024	2,001
Total non-interest income	$18,367	$16,560	$17,391	$17,176	$15,951
Non-interest expense:
Salaries and employee benefits	$36,698	$35,482	$44,853	$40,931	$38,926
Occupancy expense of premises	4,816	4,558	4,609	4,764	4,847
Equipment expenses	3,963	3,987	3,811	3,760	4,117
Marketing	742	1,242	729	1,589	1,543
Outside data services	3,103	3,000	2,819	2,853	2,514
FDIC insurance	2,911	2,615	2,333	2,375	2,138
Amortization of intangible assets	2,069	1,403	1,245	1,269	1,306
Professional fees and services	4,880	5,628	4,509	4,161	3,684
Other expenses	8,824	9,227	7,563	7,434	7,230
Total non-interest expense	$68,006	$67,142	$72,471	$69,136	$66,305

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2024	2023
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$4,997,879	$5,104,425	$5,137,694	$5,131,210	$5,167,456
Commercial owner-occupied real estate loans	1,741,113	1,755,235	1,760,384	1,770,135	1,769,928
Commercial AD&C loans	1,090,259	988,967	938,673	1,045,742	1,046,665
Commercial business loans	1,509,592	1,504,880	1,454,709	1,423,614	1,437,478
Residential mortgage loans	1,511,624	1,474,521	1,432,051	1,385,743	1,328,524
Residential construction loans	97,685	121,419	160,345	190,690	223,456
Consumer loans	416,132	417,542	416,436	422,505	421,734
Total loans	11,364,284	11,366,989	11,300,292	11,369,639	11,395,241
Allowance for credit losses - loans	(123,096)	(120,865)	(123,360)	(120,287)	(117,613)
Loans held for sale	16,627	10,836	19,235	21,476	16,262
Investment securities	1,405,490	1,414,453	1,392,078	1,463,554	1,528,336
Total assets	13,888,133	14,028,172	14,135,085	13,994,545	14,129,007
Noninterest-bearing demand deposits	2,817,928	2,914,161	3,013,905	3,079,896	3,228,678
Total deposits	11,227,200	10,996,538	11,151,012	10,958,922	11,075,991
Customer repurchase agreements	71,529	75,032	66,581	74,510	47,627
Total stockholders' equity	1,589,364	1,588,142	1,537,914	1,539,032	1,536,865
Quarterly average balance sheets:
Commercial investor real estate loans	$5,057,334	$5,125,028	$5,125,459	$5,146,632	$5,136,204
Commercial owner-occupied real estate loans	1,746,042	1,755,048	1,769,717	1,773,039	1,769,680
Commercial AD&C loans	1,030,763	960,646	995,682	1,057,205	1,082,791
Commercial business loans	1,508,336	1,433,035	1,442,518	1,441,489	1,444,588
Residential mortgage loans	1,491,277	1,451,614	1,406,929	1,353,809	1,307,761
Residential construction loans	110,456	142,325	174,204	211,590	223,313
Consumer loans	417,539	419,299	421,189	423,306	424,122
Total loans	11,361,747	11,286,995	11,335,698	11,407,070	11,388,459
Loans held for sale	8,142	10,132	13,714	17,480	8,324
Investment securities	1,536,127	1,544,173	1,589,342	1,639,324	1,679,593
Interest-earning assets	13,411,810	13,462,583	13,444,117	13,423,589	13,316,165
Total assets	14,061,935	14,090,423	14,086,342	14,094,653	13,949,276
Noninterest-bearing demand deposits	2,730,295	2,958,254	3,041,101	3,137,971	3,480,433
Total deposits	11,086,145	11,089,587	11,076,724	10,928,038	11,049,991
Customer repurchase agreements	72,836	66,622	67,298	58,382	60,626
Total interest-bearing liabilities	9,583,074	9,418,666	9,332,617	9,257,652	8,806,720
Total stockholders' equity	1,584,902	1,546,312	1,538,553	1,535,465	1,491,929
Financial measures:
Average equity to average assets	11.27%	10.97%	10.92%	10.89%	10.70%
Average investment securities to average earning assets	11.45%	11.47%	11.82%	12.21%	12.61%
Average loans to average earning assets	84.71%	83.84%	84.32%	84.98%	85.52%
Loans to assets	81.83%	81.03%	79.94%	81.24%	80.65%
Loans to deposits	101.22%	103.37%	101.34%	103.75%	102.88%
Assets under management	$6,165,509	$5,999,520	$5,536,499	$5,742,888	$5,477,560
Capital measures:
Tier 1 leverage (1)	9.56%	9.51%	9.50%	9.42%	9.44%
Common equity tier 1 capital to risk-weighted assets (1)	10.96%	10.90%	10.83%	10.65%	10.53%
Tier 1 capital to risk-weighted assets (1)	10.96%	10.90%	10.83%	10.65%	10.53%
Total regulatory capital to risk-weighted assets (1)	15.05%	14.92%	14.85%	14.60%	14.43%
Book value per common share	$35.37	$35.36	$34.26	$34.31	$34.37
Outstanding common shares	44,940,147	44,913,561	44,895,158	44,862,369	44,712,497
(1) Estimated ratio at March 31, 2024.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2024	2023
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$—	$—	$215
Commercial owner-occupied real estate	—	—	—	—	—
Commercial AD&C	—	—	—	—	—
Commercial business	20	20	415	29	3,002
Residential real estate:
Residential mortgage	340	342	—	692	352
Residential construction	—	—	—	—	—
Consumer	—	—	—	—	—
Total loans 90 days past due	360	362	415	721	3,569
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	55,579	58,658	20,108	20,381	15,451
Commercial owner-occupied real estate	4,394	4,640	4,744	4,846	4,949
Commercial AD&C	556	1,259	1,422	569	—
Commercial business	7,164	10,051	9,671	9,393	9,443
Residential real estate:
Residential mortgage	11,835	12,332	10,766	10,153	8,935
Residential construction	542	443	449	—	—
Consumer	4,011	4,102	4,187	3,396	4,900
Total non-accrual loans	84,081	91,485	51,347	48,738	43,678
Total non-performing loans	84,441	91,847	51,762	49,459	47,247
Other real estate owned (OREO)	2,700	—	261	611	645
Total non-performing assets	$87,141	$91,847	$52,023	$50,070	$47,892

	For the Quarter Ended,
(Dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Analysis of non-accrual loan activity:
Balance at beginning of period	$91,485	$51,347	$48,738	$43,678	$34,782
Non-accrual balances transferred to OREO	(2,700)	—	—	—	—
Non-accrual balances charged-off	(1,550)	—	(183)	(2,049)	(126)
Net payments or draws	(4,017)	(7,619)	(1,545)	(1,654)	(10,212)
Loans placed on non-accrual	1,490	47,920	4,967	9,276	19,714
Non-accrual loans brought current	(627)	(163)	(630)	(513)	(480)
Balance at end of period	$84,081	$91,485	$51,347	$48,738	$43,678

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$120,865	$123,360	$120,287	$117,613	$136,242
Provision/ (credit) for credit losses - loans	3,331	(2,574)	3,171	4,454	(18,945)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(2)	(3)	(3)	(14)	(5)
Commercial owner-occupied real estate	(27)	(27)	(25)	(27)	(26)
Commercial AD&C	(283)	—	—	—	—
Commercial business	1,550	(105)	15	363	(127)
Residential real estate:
Residential mortgage	(6)	(6)	(4)	35	21
Residential construction	—	—	—	—	—
Consumer	(132)	62	115	1,423	(179)
Net charge-offs/ (recoveries)	1,100	(79)	98	1,780	(316)
Balance at the end of period	$123,096	$120,865	$123,360	$120,287	$117,613

Asset quality ratios:
Non-performing loans to total loans	0.74%	0.81%	0.46%	0.44%	0.41%
Non-performing assets to total assets	0.63%	0.65%	0.37%	0.36%	0.34%
Allowance for credit losses to loans	1.08%	1.06%	1.09%	1.06%	1.03%
Allowance for credit losses to non-performing loans	145.78%	131.59%	238.32%	243.21%	248.93%
Annualized net charge-offs/ (recoveries) to average loans	0.04%	—%	—%	0.06%	(0.01)%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended March 31,
	2024			2023
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,057,334	$59,642	4.74%	$5,136,204	$57,801	4.56%
Commercial owner-occupied real estate loans	1,746,042	20,718	4.77	1,769,680	19,598	4.49
Commercial AD&C loans	1,030,763	21,253	8.29	1,082,791	19,839	7.43
Commercial business loans	1,508,336	26,061	6.95	1,444,588	22,200	6.23
Total commercial loans	9,342,475	127,674	5.50	9,433,263	119,438	5.13
Residential mortgage loans	1,491,277	13,805	3.70	1,307,761	11,418	3.49
Residential construction loans	110,456	1,256	4.57	223,313	1,814	3.29
Consumer loans	417,539	8,541	8.23	424,122	7,587	7.25
Total residential and consumer loans	2,019,272	23,602	4.69	1,955,196	20,819	4.29
Total loans (2)	11,361,747	151,276	5.35	11,388,459	140,257	4.99
Loans held for sale	8,142	128	6.29	8,324	152	7.29
Taxable securities	1,188,446	6,663	2.24	1,297,769	7,008	2.16
Tax-advantaged securities	347,681	2,255	2.60	381,824	2,210	2.32
Total investment securities (3)	1,536,127	8,918	2.32	1,679,593	9,218	2.20
Interest-bearing deposits with banks	505,461	6,786	5.40	239,459	2,686	4.55
Federal funds sold	333	5	5.50	330	4	4.69
Total interest-earning assets	13,411,810	167,113	5.01	13,316,165	152,317	4.63

Less: allowance for credit losses - loans	(119,487)			(136,899)
Cash and due from banks	82,667			95,057
Premises and equipment, net	59,776			67,696
Other assets	627,169			607,257
Total assets	$14,061,935			$13,949,276

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,476,961	$5,901	1.61%	$1,381,858	$2,630	0.77%
Regular savings deposits	1,444,713	12,880	3.59	505,364	363	0.29
Money market savings deposits	2,731,291	24,646	3.63	3,299,794	21,338	2.62
Time deposits	2,702,885	29,939	4.45	2,382,542	16,457	2.80
Total interest-bearing deposits	8,355,850	73,366	3.53	7,569,558	40,788	2.19
Repurchase agreements	72,836	394	2.17	60,626	21	0.14
Federal funds purchased and Federal Reserve Bank borrowings	237,373	2,992	5.07	171,222	2,083	4.93
Advances from FHLB	546,154	5,973	4.40	635,056	7,207	4.60
Subordinated debt	370,861	3,946	4.26	370,258	3,946	4.26
Total borrowings	1,227,224	13,305	4.36	1,237,162	13,257	4.35
Total interest-bearing liabilities	9,583,074	86,671	3.64	8,806,720	54,045	2.49

Noninterest-bearing demand deposits	2,730,295			3,480,433
Other liabilities	163,664			170,194
Stockholders' equity	1,584,902			1,491,929
Total liabilities and stockholders' equity	$14,061,935			$13,949,276

Tax-equivalent net interest income and spread		$80,442	1.37%		$98,272	2.14%
Less: tax-equivalent adjustment		1,099			970
Net interest income		$79,343			$97,302

Interest income/earning assets			5.01%			4.63%
Interest expense/earning assets			2.60			1.64
Net interest margin			2.41%			2.99%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.37% and 25.47% for 2024 and 2023, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million and $1.0 million in 2024 and 2023, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.